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                                                                 Exhibit 10(x)
                               FIRST AMENDMENT TO
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                              CONSULTING AGREEMENT
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     THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this "FIRST AMENDMENT") is made and entered into as of this 26th day of June, 2000, to be effective as of the 31st day of December, 1999, by and between Newmont International Services Limited (hereinafter "NEWMONT"), a Delaware corporation and wholly owned subsidiary of Newmont Mining Corporation (formerly known as "Newmont Gold Company"), and Robert J. Miller, former Governor of the State of Nevada (hereinafter "CONSULTANT").

                                    RECITALS
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     A.  NEWMONT and CONSULTANT entered into that certain Consulting Agreement dated as of April 1, 1999 (the "Agreement"), wherein NEWMONT engaged CONSULTANT to provide certain services to NEWMONT. The initial term of the Agreement was from April 1, 1999 through December 31, 1999, and the Agreement provided that it would automatically terminate at the end of such term unless extended by written agreement between the parties.

     B. By mutual agreement of NEWMONT and CONSULTANT, and with the intention of extending the initial term of the Agreement, CONSULTANT has continued to provide services to NEWMONT beyond the initial term of the Agreement. NEWMONT and CONSULTANT now desire to formalize in writing the extension of the term of the Agreement.

                                   AGREEMENT
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     In consideration of the mutual promises and conditions contained in this
FIRST AMENDMENT and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Amendment to the Agreement.  The Agreement is amended as follows:
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         a. The term of the Agreement shall be effective from April 1, 1999 to
     December 31, 2000.

         b. All references in the Agreement to "this AGREEMENT" shall mean the Agreement as amended by this FIRST AMENDMENT.

     2.  Agreement to Continue as Amended.  Except as modified by this FIRST
         --------------------------------
     AMENDMENT, the Agreement shall continue in full force and effect.

     3.  Governing Law.  This FIRST AMENDMENT shall be governed by and
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     interpreted in accordance with the laws of the State of Colorado, excepting
     Colorado law pertaining to choice of law or conflicts of law. The parties hereby submit to the jurisdiction of the state and federal courts in the State of Colorado and agree that the state and federal courts in the State of Colorado shall be the exclusive forum for the resolution of any disputes related to, arising out of, or arising under this FIRST AMENDMENT, whether based in tort, contract, or other legal theory.

     The parties hereto have duly executed this FIRST AMENDMENT as of date set forth above, intending the same to be effective, however, as of December 31, 1999.

ROBERT J. MILLER                NEWMONT INTERNATIONAL SERVICES LIMITED


/s/ Robert J. Miller            By: /s/ Lawrence T. Kurlander
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                                Name:  Lawrence T. Kurlander
                                Title:  Chairman